EXHIBIT 10.2

[FORM OF WARRANT]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

MIDWEST ENERGY EMISSIONS CORP.

WARRANT TO PURCHASE COMMON STOCK

Warrant Certificate No.: AC Midwest-1
Number of Shares of Common Stock: 12,500,000
Original Issue Date: August 14, 2014

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the “Company”), hereby certifies that AC Midwest Energy LLC, a Delaware limited liability company, or its registered assigns (the “Holder”) is entitled to purchase from the Company 12,500,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at the Exercise Price (as hereinafter defined), subject to the terms, conditions and adjustments set forth in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”).

This Warrant has been issued pursuant to the terms of that certain Financing Agreement, dated as of [●] (the “Financing Agreement”), by and among the Company, the Holder and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Financing Agreement.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Adjusted Exercise Price” has the meaning set forth in Section 3(b)(ii).

“Aggregate Exercise Price” has the meaning set forth in Section 3(a).

“Applicable Price” has the meaning set forth in Section 4(a).

“Authorization Failure Shares” has the meaning set forth in Section 3(f).

“Authorized Share Failure” has the meaning set forth in Section 3(f).

“Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 6(b) which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (a) an underlying price per share equal to the greater of (i) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earlier to occur of (A) the public announcement of the applicable Fundamental Transaction or (B) the consummation of the applicable Fundamental Transaction, and ending on the Trading Day of the Holder’s request pursuant to Section 6(b) and (ii) the sum of the price per share being offered in cash in the applicable Fundamental Transaction, if any, plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction, if any, (b) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 6(b), (c) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (i) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 6(b) and (ii) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 6(b) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (d) a zero cost of borrow, and (e) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (i) the public disclosure of the applicable Fundamental Transaction and (ii) the consummation of the applicable Fundamental Transaction.

“Bloomberg” means Bloomberg Financial Markets.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

“Buy-In Price” has the meaning set forth in Section 3(c).

“Cashless Exercise” has the meaning set forth in Section 3(d).

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Common Stock” means the common stock, par value $.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any stock or securities (directly or indirectly) convertible into or exercisable or exchangeable for Common Stock, but excluding Options.

“Corporate Event” has the meaning set forth in Section 6(a).

“DTC” has the meaning set forth in Section 3(a).

“Dilutive Issuance” has the meaning set forth in Section 4(a).

“Distribution” has the meaning set forth in Section 5.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 4) by the Company after the Original Issue Date of shares of Common Stock issued or issuable with respect to any of the following: (a) upon conversion of the Note or the Prior Convertible Notes; (b) upon exercise each of the following warrants which were issued as of the date hereof: (i) this Warrant, (ii) the New Warrants (as defined in the Allonge to the Prior Senior Convertible Notes); and (iii) the warrants to be issued to the Placement Agent; (c) interest on the Note or Prior Senior Convertible Notes as a result of in kind payments of Common Stock in lieu of cash; (d) upon exercise of the existing warrants to the extent outstanding as of the Original Issue Date, including, without limitation: (i) the warrants issued in connection with the Prior Convertible Notes; (ii) the warrants issued to each of Arthur Peterson and James Stanley on September 19, 2013; and (iii) the warrants issued to View Trade Securities, Inc. between July 30, 2013 and May 8, 2014 to purchase up to an aggregate of 572,750 shares of Common Stock at an exercise price of $0.50 per share; (e) pursuant to the existing employment agreements with each of R. Alan Kelley, John F. Norris, Jr., Richard H. Gross and Marc Sylvester (the “Executive Employment Agreements”); (f) upon exercise of the following existing options to the extent outstanding as of the Original Issue Date: (i) the options issued pursuant to the 2005 Stock Option Plan (as amended in 2009); (ii) the options issued in connection with the Executive Employment Agreements; and (iii) the options issued to each of Keith McGee and Jim Trettel on January 1, 2014 (the forgoing clauses (a) through (f) collectively, the “Existing Issuance Obligations”); (g) in connection with the acquisition of any interest in an entity not affiliated with the Company (whether by merger, purchase of substantially all of the assets, purchase of stock or other otherwise) which is consented to by the Holder; and (h) pursuant to or in connection with any strategic alliance, joint venture or corporate partnership, each with an entity not affiliated with the Company which is consented to by the Holder. Notwithstanding the foregoing, if the total amount of consideration provided for in any Existing Issuance Obligation, or the additional consideration, if any, payable upon the exercise of any Existing Issuance Obligation decreases at any time or from time to time following the Original Issue Date (an “Existing Issuance Adjustment”, and the resulting difference, an “Existing Issuance Shortfall”), then the amount of Common Stock that could have been purchased with the Existing Issuance Shortfall prior to the Existing Issuance Adjustment shall be excluded from the foregoing definition of Excluded Issuances. By way of example and not by way of limitation, if on the Original Issue Date there is an existing outstanding warrant to purchase 100 shares of Common Stock at an exercise price of $0.50 per share, which exercise price is adjusted after the Original Issue Date to $0.40 per share (an Existing Issuance Adjustment), the resulting Existing Issuance Shortfall would be $10.00, and the amount of Common Stock that could have been purchased with the Existing Issuance Shortfall prior to the Existing Issuance Adjustment ($10.00 divided by an exercise price of $0.50 per share, which yields 20 shares of Common Stock) shall be excluded from the foregoing definition of Excluded Issuances.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 11:59 p.m., New York time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, the Warrant and the Aggregate Exercise Price.

“Exercise Notice” has the meaning set forth in Section 3(a).

“Exercise Price” shall mean either the Initial Exercise Price or the Adjusted Exercise Price, each as may be adjusted in accordance with the terms set forth in this Agreement.

“Exercise Price Adjustment Date” has the meaning set forth in Section 3(b)(ii).

“Financing Agreement” has the meaning set forth in the preamble.

“Financing Securities” means the Notes issued pursuant to the Financing Agreement.

“Fundamental Transaction” means one or more related transactions in which (a) Company or any of its Subsidiaries shall, directly or indirectly: (i) consolidate or merge with or into (whether or not Company or one or more of the Subsidiaries are the surviving corporation) another Person, (ii) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of Company or one or more of the Subsidiaries (to the extent that such Subsidiary sale would comprise all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis) to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock or other equity interests (not including any shares of Common Stock of other equity interests held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock or equity interests of the Company or any of the Subsidiaries (provided that if such transaction is with Holder or its Affiiliates, then the shares of Common Stock purchasable from conversion of the Note or exercise of this Warrant shall not be included in the shares to be acquired for purposes of such event being a Fundamental Transaction) or (v) reorganize, recapitalize or reclassify its Common Stock or other equity interests, (b) that with respect to Company, any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (c) the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which be defective or inconsistent with the intended treatment of such instrument or transaction.

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

“Holder” has the meaning set forth in the preamble.

“Initial Exercise Price” has the meaning set forth in Section 3(b)(i).

“Minimum Ownership Percentage” has the meaning set forth in Section 4(f).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means [●], the date on which the Warrant was issued by the Company pursuant to the Financing Agreement.

“Ownership Percentage Adjustment” has the meaning set forth in Section 4(f).

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, unincorporated organization or any other entity and a government or department or agency thereof.

“Principal Market” means the OTC QB.

“Purchase Rights” has the meaning set forth in Section 6.

“Required Reserve Amount” has the meaning set forth in Section 3(f).

“Share Delivery Date” has the meaning set forth in Section 3(a).

“Successor Capital Stock” has the meaning set forth in Section 6(a).

“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Transfer Agent” has the meaning set forth in Section 3(a).

“Unavailable Warrant Shares” has the meaning set forth in Section 3(c).

“Valuation Event” has the meaning set forth in Section 4(b)(iv).

“Warrant” has the meaning set forth in the preamble.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time on or after the Original Issue Date and until 11:59 p.m., New York time, on the fifth anniversary of the Original Issue Date or, if such day is not a Business Day or Trading Day, on the next preceding Business Day or Trading Day, the Holder hereof may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3. Exercise of Warrant.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or times on or after the Original Issue Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds, or (B) if the provisions of Section 3(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 3(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

(b) Exercise Price.

(i) Initial Exercise Price. Unless adjusted in accordance with subsection (ii) below, this Warrant may be exercised at a price equal to $1.00 per share (referred to herein as the “Initial Exercise Price”), as the same may be adjusted proportionately from time to time upon the occurrence of the adjustment events set forth in Section 4 below.

(ii) Adjusted Exercise Price. In the event the Company’s EBITDA (as defined in, and calculated and interpreted in accordance with, the Financing Agreement) is less than $2,500,000 for the twelve-month period ended December 31, 2015 then, as of the date of the filing of the Company’s Annual Report on Form 10-K for such fiscal period (referred to herein as the “Exercise Price Adjustment Date”), the Initial Exercise Price shall automatically be reduced, without any further action on the part of the Company or the Holder, to $0.75 per share (the “Adjusted Exercise Price”). The Adjusted Exercise Price shall be deemed to have been the Exercise Price in effect for this Warrant from the Original Issue Date, and shall be further adjusted as provided herein for all events requiring adjustment after the Original Issue Date, and, if applicable, shall thereafter be adjusted proportionately from time to time upon the occurrence of the adjustment events set forth in Section 4 after the Exercise Price Adjustment Date. Notwithstanding the forgoing, no adjustment shall be made by operation of this Section 3(b)(ii) if such adjustment would result in a decrease in the number of Warrant Shares.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (i) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, or (ii) if any required Registration Statement (as defined in the Investor/Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Investor/Registration Rights Agreement (A) so notify the Holder and (B) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	Y (A - B)
A

For purposes of the foregoing formula

Y	=	the total number of shares with respect to which this Warrant is then being exercised.
A	=	the Closing Sale Price of one share of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice
B	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder, within three (3) Trading Days of the applicable exercise, in lieu of delivering such Authorization Failure Shares, cash in an amount equal to the sum of (i) the product of (A) such number of Authorization Failure Shares and (B) the greatest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 3(f) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, incurred by the Holder in connection therewith.

4. Certain Adjustment Events. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted from time to time as set forth in this Section 4; provided that this Section 4 will not apply to the issuance or sale of shares of Common Stock owned or held by or for the account of the Company or deemed to have been issued or sold by the Company in connection with any Excluded Issuances.

(a) Adjustment to Number of Warrant Shares Upon Issuance of Common Stock. Except in the case of an event described in Sections 4(d) or 6(a), if and whenever on or after the Original Issue Date, the Company issues or sells, or in accordance with this Section 4(a) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately following such Dilutive Issuance, the number of Warrant Shares issuable upon exercise of this Warrant shall be increased to a number equal to the product obtained by multiplying (i) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such Dilutive Issuance, by (ii) a fraction (which shall in no event be less than one) (A) the numerator of which shall be the number of shares of Common Stock then outstanding immediately after such Dilutive Issuance; and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock then outstanding immediately prior to such Dilutive Issuance plus (2) the aggregate number of shares of Common Stock which the aggregate amount of consideration, if any, received by Company upon such Dilutive Issuance would purchase at the Applicable Price.

(b) Effect of Certain Adjustment Events on Adjustment to Number of Warrant Shares. For purposes of determining the adjusted number of Warrant Shares under Section 4(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the price per share (determined in accordance with Section 4(b)(v)) for which Common Stock is issuable upon the exercise of such Options, or upon conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Options, is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion, exercise or exchange of the total maximum amount of Convertible Securities issuable upon exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the grant or sale of such Options at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (1) the total amount, if any, received or receivable by Company as consideration for the grant or sale of all such Options, plus (2) the minimum aggregate amount of additional consideration payable to Company upon the exercise of all such Options, plus (3), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to Company upon the issuance or sale of all such Convertible Securities and the conversion, exercise or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion, exercise or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as contemplated in Section 4(b)(iii), no further adjustment of the number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of such Options.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share (determined in accordance with Section 4(b)(v)) for which Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (1) the total amount, if any, received or receivable by Company as consideration for the grant or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration payable to Company upon the conversion, exercise or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities. Except as contemplated in Section 4(b)(iii), no further adjustment of the number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 4(a), no further adjustment of the number of Warrant Shares shall be made by reason of such issuance or sale.

(iii) Change in Terms of Options or Convertible Securities. If the total amount of consideration provided for in any Options or Convertible Securities, the additional consideration, if any, payable upon the exercise of any Options or upon issue, conversion, exercise or exchange of any Convertible Securities, the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock, or the maximum number of shares of Common Stock issuable in connection with any Options or Convertible Securities increases or decreases at any time, then the number of Warrant Shares issuable upon exercise of this Warrant at the time of such increase or decrease shall be adjusted to the number of Warrant Shares, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such increased or decreased consideration, additional consideration, increased or decreased conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4(b)(iii) shall be made if such adjustment would result in a decrease of the number of Warrant Shares.

(iv) Treatment of Expired or Terminated Options or Convertible Securities. Upon expiration or termination of all or portion of any unexercised Option or all or any portion of any unconverted or unexchanged Convertible Security, for which any adjustment was made pursuant to this Section 4 (including, without limitation, upon redemption or purchase for consideration of all or any portion of such Option or Convertible Security by Company), the number of Warrant Shares then issuable upon exercise of this Warrant shall forthwith be changed pursuant to the provisions of this this Section 4 to that number of Warrant Shares which would have been in effect at the time of such expiration or termination had such unexercised Option, or any portion thereof, or such unconverted or unexchanged Convertible Security, or any portion thereof, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that this Section 4(b)(iv) will not apply to the extent the Warrant is exercised.

(v) Calculation of Consideration Received. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for no specially allocated consideration in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the amount of consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(vi) Record Date. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of the Company

(d) Adjustments Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Original Issue Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Original Issue Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Certain Events. In the event that the Company (or any of the Company’s Subsidiaries) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 4(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 4; provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s Board and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(f) Additional Adjustments to Maintain Minimum Ownership Percentage of Warrant Coverage. The Company hereby agrees that, on the initial Exercise Date, the aggregate number of Warrant Shares purchasable upon exercise of this Warrant shall not be less than an amount equal to fifteen percent (15%) of the aggregate number of then outstanding shares of capital stock of the Company (as determined on a fully diluted basis) (the “Minimum Ownership Percentage”). If on the initial Exercise Date the aggregate number of Warrant Shares purchasable upon exercise of this Warrant would yield less than the Minimum Ownership Percentage, then the number of Warrant Shares shall be increased to preserve the Minimum Ownership Percentage and the Exercise Price in effect immediately prior to such increase shall be proportionately reduced so as to protect the economic value of this Warrant (an “Ownership Percentage Adjustment”). On or within three (3) Trading Days of the initial Exercise Date, the Company shall notify the Holder of any Ownership Percentage Adjustment, with such notice to serve as an addendum to this Warrant. Following the Ownership Percentage Adjustment, if any, there shall be no further adjustments made pursuant to this Section 4(f). However, for the avoidance of doubt, the remaining provisions of this Warrant that impact adjustments shall remain in full force and effect.

5. Other Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

6. Fundamental Transactions; Black Scholes Redemption Right.

(a) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock of the Successor Entity (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and satisfactory to the Holder, and with an exercise price which applies the Exercise Price hereunder to such shares of Successor Capital Stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of Successor Capital Stock, such adjustments to the number of shares of Successor Capital Stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction), and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that, and any applicable Successor Entity shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 5 and 6(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6(a) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

(b) Black Scholes Redemption Right. Notwithstanding the provisions of Section 6(a) above, in the event of the consummation of a Fundamental Transaction that is an all-cash transaction, a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act or a Fundamental Transaction involving a Successor Entity not traded on an Eligible Market, then at the request of the Holder delivered at any time commencing on the earliest to occur of (i) the public disclosure of the Fundamental Transaction or (ii) the consummation of the Fundamental Transaction, through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity, as the case may be, shall purchase this Warrant from the Holder on the later of (x) the date of consummation of the Fundamental Transaction and (y) the fifth Trading Day following the date of such request, in each case by paying to the Holder cash in an amount equal to the Black Scholes Value.

7. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices, whereupon the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations as the Holder may request, and shall issue to the Holder a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

9. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10. No Impairment. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding.

11. Notices.

(a) Notification of Certain Events. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

(b) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(c) Form of Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Midwest Energy Emissions Corp.
Attn: Alan Kelley, CEO
500 W Wilson Bridge Rd Ste 140
Worthington, OH 43085
Phone: (614) 505-6115 x104
Fax: (614) 505-7377
E-mail: akelley@midwestemissions.com

With a copy (for informational purposes only):

Taft Stettinius & Hollister LLP
Attn: Mitchell D. Goldsmith
111 E. Wacker Drive, Suite 2800
Chicago, Illinois 60601-3713
Phone: (312) 836-4006
Fax: (312) 275-7569
E-mail: mgoldsmith@taftlaw.com

If to the Holder:

AC Midwest Energy LLC
c/oAlterna Capital Partners LLC
Attn: Samir Patel
15 River Road, Suite 320
Wilton, Connecticut 06897
Phone: (203) 210-7672
Fax: (203) 563-9210
E-Mail: samir.patel@alternacapital.com

With copies to (for informational purposes only):

Levenfeld Pearlstein, LLC
Attn: David B. Solomon
2 North LaSalle Street-Suite 1300
Chicago, IL 60602
Phone: (312) 476-7526
Fax: (312) 346-8434
E-Mail: dsolomon@lplegal.com

and Qashu & Schoenthaler LLP Attn: Vanessa J. Schoenthaler 495 Madison Avenue, 12th Floor New York, New York 10017 Phone: (646) 274-1450 Fax: (866) 313-3040 E-Mail: vschoenthaler@qsllp.com or to such other address and/or facsimile number and/or email and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

12. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. Cumulative Remedies. Except to the extent expressly provided in Section 9 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15. Entire Agreement. This Warrant, together with the Financing Agreement and the other Transaction Documents, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Financing Agreement, or any of the other Transaction Documents, the statements in the body of this Warrant shall control.

16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

22. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24. Counterparts/Electronic Signatures. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed on the Original Issue Date.

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

Accepted and Agreed: AC MIDWEST ENERGY LLC

By:
Name:
Title:

Signature Page to Warrant

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
MIDWEST ENERGY EMISSIONS CORP

The undersigned holder, pursuant to the provisions set forth in the attached Warrant (No.____), hereby exercised the right to purchase ________ shares of the Common Stock covered by such Warrant. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant.

1. Form of Exercise. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to ____________ Warrant Shares; and/or
____________ a “Cashless Exercise” with respect to ____________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $____________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

__________ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ____________________________________________________________

____________________________________________________________

____________________________________________________________

__________ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:  _____________________________________________________

DTC Number:       _____________________________________________________

Account Number:  ____________________________________________________

Date: _____________ __, _____

____________________________
Name of Registered Holder

By:          _____________________________
Name: ________________________
Title: _________________________

A-1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Transfer Online to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________________________ from the Company and acknowledged and agreed to by Transfer Online.

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

A-2